   As Filed with the Securities and Exchange Commission on November 28, 2001

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TEAM, INC.
             (Exact name of registrant as specified in its charter)

                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (713) 331-6154
          (Address and telephone number of principal executive office)

                                Texas 74-1765729
        (State of Incorporation) (I.R.S. Employer Identification Number)

                         TEAM, INC. SALARY DEFERRAL PLAN
                              (Full Title of Plan)

                    ----------------------------------------

                                   Ted W. Owen
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer
                                   TEAM, INC.
                                200 Hermann Drive
                               Alvin, Texas 77511
                                 (713) 331-6154
            (Name, address and telephone number of agent for service)

                                    Copy to:

                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          Attention: Byron L. Willeford
                          1200 Smith Street, Suite 1400
                              Houston, Texas 77002

                    -----------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                       Number of            Proposed              Proposed
           Title of                     shares               maximum               maximum            Amount of
       securities being                  being           offering price           aggregate         registration
          registered                  registered          per share (1)        offering price            fee
--------------------------------- ------------------- --------------------- --------------------- ------------------
Common Stock, par value $0.30
per share                               400,000             $5.70                $2,280,000              $570
                                                             ----                 ---------              ----
Plan Interests                      Indeterminate             N/A                   N/A                   N/A
                                        amount
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely to determine the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 based on the market price on November 26, 2001 as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) The registrant's Annual Report on Form 10-K for the year ended May 31, 2001.

         (b) Team Inc. Salary Deferral Plan Annual Report on Form 11-K for the year ended December 31, 2000.

         (c) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since May 31, 2001.

         (d) The description of registrant's Common Stock in registrant's Registration Statement on Form S-2, File No. 33-31663.

         (e) All other documents filed by the registrant since May 31, 2001 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the termination of the offering pursuant hereto, from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Sidney B. Williams, a director of the registrant, is the sole owner of a professional corporation which is a partner in the law firm which delivered the legal opinion included as Exhibit 5 hereto. Such firm provides legal services to the registrant from time to time. As of the date of filing hereof, Mr. Williams beneficially owned 172,765 shares of registrant's common stock, including 100,000 shares that may be acquired by exercise of options. Mr. Williams participates in a stock option plan for non-employee directors maintained by the registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Applicable provisions of the Texas Business Corporation Act and the Articles of Incorporation and Bylaws of the registrant authorize indemnification of directors and officers. A description of such provisions and the general effect thereof regarding the registrant is hereby incorporated herein by reference to "Item 15. Indemnification of Directors and Officers" in Part II of registrant's Registration Statement on Form S-2, File No. 33-31663.


                                       2.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                                 Not applicable.

ITEM 8.  EXHIBITS.

         4(a) Second Restated Articles of Incorporation of the registrant are incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-2, File No. 33-31663.

         4(b) Articles of Amendment to the Second Restated Articles of Incorporation of Team, Inc. incorporated by reference to
                  Exhibit 4(b) to the registrant's Registration Statement on Form S-8, File No. 333-72331.

         4(c) Bylaws of the registrant are incorporated herein by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-2, File No. 33-31663.

         5 Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams & Martin regarding the legality of the securities being registered.

         23(a)    Consent of Deloitte & Touche. LLP.

         23(b) Consent of Counsel, Chamberlain, Hrdlicka, White, Williams & Martin, is set forth in Exhibit 5 hereto.

         99(a)    Team, Inc. Salary Deferral Plan.

         99(b)    2001 Amendment No. 1 to Team, Inc. Salary Deferral Plan.

         The registrant hereby undertakes to submit the Team, Inc. Salary Deferral Plan, and any amendments thereto, to the U.S. Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933 subject to applicable regulations;

                             (ii) to reflect in the prospectus any facts or
                      events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                             (iii) to include any material information with
                      respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.


                                       3.

                             Provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Team, Inc. Salary Deferral Plan's annual report pursuant thereto, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered to each person to whom the prospectus issued pursuant to this registration statement is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alvin, Texas, effective November 26, 2001.

                                       TEAM, INC.


                                       By: /s/ PHILIP J. HAWK
                                          --------------------------------------
                                               Philip J. Hawk
                                               Chairman of the Board and Chief
                                                 Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and effective as of the date indicated.


                       Signature                                       Title                        Date
                       ---------                                       -----                        ----
                    /s/ PHILIP J. HAWK                    Chairman of the Board and          November 26, 2001
------------------------------------------------------    Chief Executive Officer
                      Philip J. Hawk                      (Principal Executive Officer)



                    /s/ TED W. OWEN                       Vice President, Chief              November 26, 2001
------------------------------------------------------    Financial Officer, Secretary
                      Ted W. Owen                         and Treasurer
                                                          (Principal Financial and
                                                          Accounting Officer)


                     /s/ GEORGE W. HARRISON               Director                           November 26, 2001
------------------------------------------------------
                      George W. Harrison



                    /s/ SIDNEY B. WILLIAMS                Director                           November 26, 2001
------------------------------------------------------
                      Sidney B. Williams



                     /s/ E. THEODORE LABORDE               Director                           November 26, 2001
------------------------------------------------------
                      E. Theodore Laborde



                                       5.

                                 EXHIBIT INDEX

        EXHIBIT
        NUMBER                          DESCRIPTION
        -------                         -----------
         4(a)     Second Restated Articles of Incorporation of the registrant are incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-2, File No.
                  33-31663.

         4(b)     Articles of Amendment to the Second Restated Articles of
                  Incorporation of Team, Inc. incorporated by reference to
                  Exhibit 4(b) to the registrant's Registration Statement on Form S-8, File No. 333-72331.

         4(c) Bylaws of the registrant are incorporated herein by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-2, File No. 33-31663.

         5        Opinion of Messrs. Chamberlain, Hrdlicka, White, Williams &
                  Martin regarding the legality of the securities being registered.

         23(a)    Consent of Deloitte & Touche. LLP.

         23(b)    Consent of Counsel, Chamberlain, Hrdlicka, White, Williams &
                  Martin, is set forth in Exhibit 5 hereto.

         99(a)    Team, Inc. Salary Deferral Plan.

         99(b)    2001 Amendment No. 1 to Team, Inc. Salary Deferral Plan.